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                                   IMPERIAL BANK

                                  CREDIT AGREEMENT

     This Agreement is made by and between ATC HOLDINGS, INC. ("Borrower") and Imperial Bank, a California banking corporation, ("Bank").

     Subject to the terms and conditions of the Loan Documents (as defined below), Bank shall make loans to Borrower from time to time as advances are requested by Borrower until October 3, 1997, not to exceed, in the aggregate, $6,000,000.00. To induce Bank to make loans to Borrower and in consideration of any loan or loans Bank may make to Borrower, Borrower warrants and agrees as follows:

A. REPRESENTATIONS OF BORROWER

          Borrower represents and warrants that:

1) EXISTENCE AND RIGHTS. Borrower is a corporation duly organized and existing and in good standing under the laws of California, without limit as to the duration of its existence and is authorized and in good standing to do business in the State of California; Borrower has corporate powers and adequate authority, rights and franchises to own its property and to carry on its business as now conducted, and is duly qualified and in good standing in each State in which the character of the properties owned by it therein or the conduct of its business makes such qualification necessary; and Borrower has the power and adequate authority to make and carry out this Agreement

2) AGREEMENT AUTHORIZED. The execution, delivery and performance of this Agreement are duly authorized and do not require the consent or approval of any governmental body or other regulatory authority; are not in contravention of or in conflict with any law or regulation or any term or provision of Borrower's articles of incorporation, by-laws, or Articles of Association, as the case may be, and this Agreement is the valid, binding and legally enforceable obligation of Borrower in accordance with its terms; subject only to bankruptcy, insolvency or similar laws affecting creditors rights generally.

3) NO CONFLICT. The execution, delivery and performance of this Agreement are not in contravention of or in conflict with any agreement, indenture or undertaking to which Borrower is a party or by which it or any of its property may be bound or affected, and do not cause any lien, charge or other encumbrance to be created or imposed upon any such property by reason thereof.

4) LITIGATION. There is no litigation or other proceeding pending or threatened against or affecting Borrower which if determined adversely to Borrower or its interest would have a material adverse effect on the financial condition of Borrower, and Borrower is not in default with respect to any order, writ, injunction, decree or demand of any court or other governmental or regulatory authority.


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5)   FINANCIAL CONDITION. The balance sheet of Borrower as of March 31, 1997, a copy of which has heretofore been delivered to Bank by Borrower, and all other statements and data submitted in writing by Borrower to Bank in connection with this request for credit are true and correct, and said balance sheet truly presents the financial condition of Borrower as of the date thereof, and has been prepared in accordance with generally accepted accounting principles on a basis consistently maintained. Since such date, there have been no material adverse changes in the financial condition or business of Borrower. Borrower has no knowledge of any liabilities, contingent or otherwise, at such date not reflected in said balance sheet, and Borrower has not entered into any special commitments or substantial contracts which are not reflected in said balance sheet, other than in the ordinary and normal course of its business, which may have a materially adverse effect upon its financial condition, operations or business as now conducted.

6) TITLE TO ASSETS. Borrower has good title to its assets, and the same are not subject to any liens or encumbrances other than those permitted by Section C.3 hereof.

7) TAX STATUS. Borrower has no liability for any delinquent state, local or federal taxes, and, if Borrower has contracted with any government agency, Borrower has no liability for renegotiation of profits.

8) TRADEMARKS, PATENTS. Borrower, as of the date hereof, possesses all necessary trademarks, trade names, copyrights, patents, patent rights, and licenses to conduct its business as now operated, without any known conflict with the valid trademarks, trade names, copyrights, patents and license rights of others.

9) REGULATION U. The proceeds of the Loan shall not be used to purchase or carry margin stock (as defined within Regulation U of the Board of Governors of the Federal Reserve system).

B.   AFFIRMATIVE COVENANTS OF BORROWER

          Borrower agrees that so long as it is indebted to Bank, under borrowings, or other indebtedness, it will, unless Bank shall otherwise consent in writing:

1) RIGHTS AND FACILITIES. Maintain and preserve all rights, franchises and other authority adequate for the conduct of its business; maintain its properties, equipment and facilities in good order and repair; conduct its business in an orderly manner without voluntary interruption and, if a corporation or partnership, maintain and preserve its existence.

2) INSURANCE. Maintain public liability, property damage and workers' compensation insurance and insurance on all its insurable property against fire and other hazards with responsible insurance carriers to the extent usually maintained by similar businesses and/or in the exercise of good business judgment and as to property insurance have Bank named as loss payee in a Lenders "Loss Payable" Endorsement Form 438BFU or equivalent.

3) TAXES AND OTHER LIABILITIES. Pay and discharge, before the same become delinquent and before penalties accrue thereon, all taxes, assessments and governmental charges upon or against it or any of its properties, and all its other liabilities at any time existing, except to the extent and so long as:

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     a) The same are being contested in good faith and by appropriate proceedings in such manner as not to cause any materially adverse effect upon its financial condition or the loss of any right of redemption from any sale thereunder; and

     b) It shall have set aside on its books reserves (segregated to the extent required by generally accepted accounting practice) deemed by it adequate with respect thereto.

4) RECORDS AND REPORTS. Maintain a standard and modern system of accounting in accordance with generally accepted accounting principles on a basis consistently maintained; permit Bank's representatives to have access to, and to examine its properties, books and records at all reasonable times and upon reasonable notice during normal business hours; and furnish Bank:

     a) As soon as available, and in any event within forty five (45) days after the close of each quarter of each fiscal year of Borrower, commencing with the quarter next ending, a balance sheet, profit and loss statement and reconciliation of Borrower's capital accounts as of the close of such period and covering operations for the portion of Borrower's fiscal year ending on the last day of such period, all in reasonable detail, prepared in accordance with generally accepted accounting principles on a basis consistently maintained by Borrower and certified by an appropriate officer of Borrower;

     b) As soon as available, and in any event within one hundred and twenty
        (120) days of fiscal year end, a report of Borrower as of the close of and for each fiscal year, all in reasonable detail, prepared on an audited basis by an independent certified public accountant selected by Borrower and reasonably acceptable to Bank, in accordance with generally accepted accounting principles on a basis consistently maintained by Borrower and certified by an appropriate officer of Borrower;

     c) In connection with each fiscal year end financial statement furnished to Bank hereunder, any management letter of Borrower's independent certified public accountant;

     d) Budgets, operating plans, and such other information relating to the affairs of Borrower as the Bank may reasonably request from time to time;

     e) Personal financial statements and individual tax returns of all guarantors of loans to Borrower, annually or otherwise as the Bank may reasonably request from time to time;

     f) As soon as available, and in any event within forty five (45) days after the close of each quarter of each fiscal year of American Title Company, commencing with the quarter next ending, a balance sheet, profit and loss statement and reconciliation of American Title Company's capital accounts as of the close of such period and covering operations for the portion of American Title Company's fiscal year ending on the last day of such period, all in reasonable detail, prepared in accordance with generally accepted accounting principles on a basis consistently maintained by American Title Company and certified by an appropriate officer of American Title Company;

     g) As soon as available, and in any event within one hundred and twenty
        (120) days of fiscal year end, a report of American Title Company as of the close of and for each fiscal year, all in reasonable detail, prepared on an audited basis by an independent certified public accountant selected by American Title Company and reasonably acceptable to Bank, in

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        requirement of the Federal Reserve Board and uncollected funds.
        Any deficiencies shall be charged directly to the Borrower on a monthly basis.

7) ATTORNEY'S FEES. Pay promptly to Bank without demand after notice, with interest thereon from the date of expenditure at the rate applicable to any loans from Bank to Borrower, reasonable attorneys' fees and all costs and expenses paid or incurred by Bank in collecting or compromising any such loan after the occurrence of an Event of Default, whether or not suit is filed. If suit is brought to enforce any provision of this Agreement, the prevailing party shall be entitled to recover its reasonable attorneys' fees and court costs in addition to any other remedy or recovery awarded by the court.

8)   FINANCIAL COVENANTS. Maintain the following financial covenants:

     a) Tangible Net Worth of not less than $200,000.00;

     b) Net current assets (Working Capital) of not less than $(250,000.00); [initialed] ML
            [initialed] MD
        All financial covenants and financial information referenced herein shall be interpreted and prepared in accordance with generally accepted accounting principals applied on a basis consistent with previous years. Compliance with financial covenants shall be calculated and monitored on a quarterly basis.

C.   NEGATIVE COVENANTS OF BORROWER

             Borrower agrees that so long as it is indebted to Bank, it will not, without Bank's written consent:

1. TYPE OF BUSINESS; MANAGEMENT. Make any substantial change in the character of its business; or make any change in its executive management.

2. OTHER INDEBTEDNESS. Other than in the ordinary course of business and consistent with past practices, create, incur, assume or permit to exist any indebtedness for borrowed moneys, other than loans from the Bank, except obligations now existing as shown in the financial statement dated March 31, 1997, excluding those obligations being refinanced by Bank.

3. LIENS AND ENCUMBRANCES. Other than in the ordinary course of business and consistent with past practices, create, incur, or assume any mortgage, pledge, encumbrance, lien or charge of any kind upon any asset now owned, other than liens for taxes not delinquent and liens in Bank's favor, except for those already existing as of March 31, 1997.

4. LOANS, INVESTMENTS, SECONDARY LIABILITIES. Make any loans or advances to any person or other entity other than in the ordinary and normal course of its business as now conducted or make any investment in the securities of any person or other entity other than the United States Government or commercial paper maturing no more than one (1) year from the date of creation thereof and currently having the highest rating obtainable from either Standard & Poor's Corporation or Moody's Investors Service, Ind., or certificates of deposit maturing more than one (1) year from the date of investment therein issued by Bank; or guarantee or otherwise become liable upon the

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3.   LIENS AND ENCUMBRANCES. Other than in the ordinary course of business and consistent with past practices, create, incur, or assume any mortgage, pledge, encumbrance, lien or charge of any kind upon any asset now owned, other than liens for taxes not delinquent and liens in Bank's favor, except for those already existing as of March 31, 1997.

4. LOANS, INVESTMENTS, SECONDARY LIABILITIES. Make any loans or advances to any person or other entity other than in the ordinary and normal course of its business as now conducted or make any investment in the securities of any person or other entity other than the United States Government or commercial paper maturing no more than one (1) year from the date of creation thereof and currently having the highest rating obtainable from either Standard & Poor's Corporation or Moody's Investors Service, Ind., or certificates of deposit maturing more than one (1) year from the date of investment therein issued by Bank; or guarantee or otherwise become liable upon the obligation of any person or other entity, except by endorsement of negotiable instruments for deposit or collection in the ordinary and normal course of its business.

5. ACQUISITION OR SALE OF BUSINESS; MERGER OR CONSOLIDATION. Purchase or otherwise acquire the assets or business of any person or other entity; or liquidate, dissolve, merge or consolidate, or commence any proceedings therefor; or sell any assets except in the ordinary and normal course of its business as now conducted; or sell, lease assign or transfer any substantial part of its business or fixed assets, or any property or other assets necessary for the continuance of its business as now conducted, including without limitation the selling of any property or other asset accompanied by the leasing back of the same.

6. CAPITAL EXPENDITURES. Make or incur obligations for capital expenditures, which includes purchase money indebtedness or capital lease obligations, in excess of $500,000.00 in any one fiscal year.

7. LEASE LIABILITY. Make or incur additional liability for payments of rent under leases of real property in excess of $250,000.00 or personal property in excess of $250,000.00 in any one fiscal year.

D. EVENTS OF DEFAULT

     The occurrence of any of the following Events of Default shall, at Bank's option, terminate Bank's commitment to lend and make all sums of principal and interest then remaining unpaid on all Borrower's indebtedness to Bank immediately due and payable, all without demand, presentment or notice, all of which are hereby expressly waived:

1) FAILURE TO PAY. Failure to pay any installment of principal or interest on any indebtedness of Borrower to Bank.

2) BREACH OF COVENANT. Failure of Borrower to perform any other term or condition of this Agreement binding upon Borrower.

3) BREACH OF WARRANTY. Any of Borrower's representations or warranties made herein or any statement or certificate at any time given in writing pursuant hereto or in connection herewith shall be false or misleading in any respect.

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4)   INSOLVENCY; RECEIVER OR TRUSTEE. Borrower shall become insolvent; or
     admit its inability to pay its debts as they mature; or make an assignment for the benefit of creditors; or apply for or consent to the appointment of a receiver or trustee for it or for a substantial part of its property or business.

5) JUDGMENTS, ATTACHMENTS. Any money judgment, writ or warrant of attachment, or similar process shall be entered or filed against Borrower or any of its assets and shall remain unvacated, unbonded or unstayed for a period later than five days prior to the date of any proposed sale thereunder.

6) BANKRUPTCY. Bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings for relief under any bankruptcy law or any law for the relief of debtors shall be instituted by or against Borrower and, if instituted against it, shall be consented to.

7) FAILURE TO MEET DEPARTMENT OF INSURANCE REQUIREMENTS. Failure of American Title Company to meet the net worth and working capital requirements, as they may exist from time to time, imposed upon American Title Company by the State of California Department of Insurance.

8)   ADVERSE ACTION. Any action taken by the State of California
     Department of Insurance which would adversely effect the continued operation of American Title Company's business, including the issuance of any notice of intended adverse action by the Department of Insurance.

9) FAILURE TO MEET MINIMUM TANGIBLE NET WORTH. Failure of American Title Company to maintain Tangible Net Worth of no less than $2,500,000.00.

E.   MISCELLANEOUS PROVISIONS

1) FAILURE OR INDULGENCE NOT WAIVER. No failure or delay on the part of Bank or any holder of any note issued by Borrower to Bank, in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege. All rights and remedies existing under this Agreement or any note issued in connection with a loan that Bank may make hereunder, are cumulative to, and not exclusive of, any rights or remedies otherwise available.

2) ADDITIONAL REMEDIES. The rights, powers and remedies given to Bank hereunder shall be cumulative and not alternative and shall be in addition to all rights, powers and remedies given to Bank by law against Borrower or any other person, including but not limited to Bank's rights of setoff or banker's lien.

3) INUREMENT. The benefits of this Agreement shall inure to the successors and assigns of Bank and the permitted successors and assigns of Borrower.

4) APPLICABLE LAW. This Agreement and all other agreements and instruments required by Bank in connection therewith shall be governed by and construed according to the laws of the State of California, to the jurisdiction of whose courts the parties hereby agree to submit.

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5)   OFFSET. In addition to and not in limitation of all rights of offset that Bank or other holder of any note issued by Borrower in favor of Bank may have under applicable law, Bank or other holder of such notes shall, upon the occurrence of any Event of Default or any event which with the passage of time or notice would constitute such an Event of Default, have the right to appropriate and apply to the payment of the outstanding under any such note any and all balances, credits, deposits, accounts or monies of Borrower then or thereafter with Bank or other holder, within ten (10) days after the Event of Default, and notice of the occurrence of any Event of Default by Bank to Borrower.

6) SEVERABILITY. Should any one or more provisions of the Agreement be determined to be illegal or unenforceable, all other provisions nevertheless shall be effective.

7) TIME OF THE ESSENCE. Time is hereby declared to be of the essence of this Agreement and of every part hereof.

8) INTEGRATION CLAUSES. Except for documents and instruments specifically referenced herein, the Agreement constitutes the entire agreement between Bank and Borrower regarding the Loan, and all prior communications verbal or written between Borrower and Bank shall be of no further effect or evidentiary value. In the event of a conflict or inconsistency among any other documents and instruments and this Agreement, the provisions of this Agreement shall prevail.

9) ACCOUNTING. All accounting terms shall have the meanings applied under generally accepted accounting principles unless otherwise specified.

10) MODIFICATION. This Agreement may be modified only by a writing signed by both parties hereto.

11) SUPPLEMENTAL PRINCIPAL PAYMENTS. Borrower agrees that seventy five percent (75%) of the annual excess cash flow of American Title Company, as defined below, will be utilized as supplemental principal payments to debt. Such payments are to be applied to principal in inverse order of maturity and are to be made prior to the end of the first quarter following the end of each fiscal year.

          EXCESS CASH FLOW OF AMERICAN TITLE COMPANY:

          1. Net Profit After Tax of American Title Company
          2. Plus: Depreciation and Amortization
          3. Equals American Title Company Operating Cash Flow
          4. Less: American Title Company CPLTD
          5. Less: American Title Company Capital Expenditures
          6. Equals American Title Company Net Operating Cash Flow
          7. Multiply by ATC Holdings, Inc. ownership percentage (60%)
          8. Less: ATC Holdings, Inc. CPLTD
          9. Less: ATC Holdings, Inc. Capital Expenditures
          10. Equals: Excess Cash Flow of American Title Company
          11. Multiply by seventy five percent (75%)
          12. Equals: Supplemental Principal Payment

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12)  RELEASE OF GUARANTORS. Providing that no Event of
     Default exists, each of the personal guarantees taken in support of any loans extended to Borrower pursuant to this Agreement shall be reduced according to the following schedule:

        OUTSTANDING LOAN BALANCE            PERCENTAGE OF ORIGINAL GUARANTEE AMOUNT
           $6,000,000                                        100%
           $5,400,000                                        90%
           $4,800,000                                        80%
           $4,200,000                                        70%
           $3,600,000                                        60%
           $3,000,000                                        50%

13) COLLATERAL. Loan will be secured by a first priority lien on all corporate assets of Borrower and one hundred percent (100%) of the Common Stock of Borrower.

     This Agreement is executed on behalf of the parties by duly authorized representatives as of August 7, 1997.


                    IMPERIAL BANK ("Bank")

                    By: [Illegible]
                    Date: 8-7-97

                    ATC HOLDINGS, INC. ("Borrower")

                    By: /s/ Michael Lowther

                    By: /s/ Wayne Diaz

                    Date:
                         ------------------------------------

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